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                                                                       Exhibit 5


                                       June 2, 2000


Vignette Corporation
901 South Mopac Expressway
Austin, TX 78746

Ladies and Gentlemen:

     We have acted as counsel to Vignette Corporation, a Delaware corporation (the "Company"), in connection with the Company's
Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities
Act of 1933, as amended (the "Act"), for the registration of shares of the Company's Common Stock, par value $0.01 per share (the "Shares") to be issued in exchange for shares of Common Stock par value $0.001 per share (the "OnDisplay Shares"), of OnDisplay, Inc., a Delaware corporation, as described in the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     On the basis of the foregoing and assuming the due execution and delivery of certificates representing the Shares, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in exchange for OnDisplay Shares as described in the prospectus that is part of the Registration Statement, will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, including the reported judicial decisions thereunder.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the prospectus.

                                       Very truly yours,

                                       /s/ Davis Polk & Wardwell